Exhibit 99.2

    FINANCIAL SUPPLEMENT TO FOURTH QUARTER 2009 EARNINGS RELEASE

Summary

Quarterly loss of $0.51 per diluted share reflects operating environment and continued actions to further improve the risk profile of the balance sheet; Regions continues to make progress in improving the fundamentals of the organization

•

Significant fourth quarter drivers include: $1,179 million loan loss provision ($487 million above net charge-offs); $96 million loss on sale of primarily non-agency securities; stable net interest margin stable of 2.72%; 3 percent increase in average low-cost deposits

•	Pre-tax Pre-provision net revenue continues to be impacted by higher credit-related expenses

Focus on growing customer relationships through service excellence

•	Exceeded goal of opening one million new retail and business deposit checking accounts in 2009, a 27% increase versus 2008, including 246,000 new accounts opened in the fourth quarter

•	Average customer deposits grew 2% linked quarter, up 10% year-over-year

•	Continued success in growing average non-interest bearing deposits, up 5% linked-quarter, the fifth consecutive quarterly increase

•	According to 2009 FDIC deposit data, gained market share in 15 of the 16 states the company operates, driving rankings higher in 6 of the states

Higher low-cost deposits and improved funding mix benefit margin; hedge maturity partially offsets

•	Net interest margin remained steady at 2.72%, as the ongoing positive shift in funding mix was largely offset by the impact of maturing interest rate swaps

•	Third quarter net interest income increased 1% to $850 million; earning assets increased 1% with securities purchases more than offsetting a decline in average loans

•

Actively making loans to both businesses and consumers. In 2009, businesses received $65 billion in new and renewed loans from Regions. However, loan growth continues to be constrained by lack of demand, including low line utilization.

•	Improved new loan spreads and deposit pricing continue to aid the net interest margin. Margin expected to gradually improve throughout 2010.

Solid non-interest income; managing for higher performance and efficiency

•

Non-interest revenues declined 7% versus prior quarter, impacted by a $96 million loss on sale of primarily non-agency investment securities, as well as a $71 million leveraged lease termination gain which was more than offset in taxes. Excluding these items non-interest income was 3% lower than the third quarter.

•	Service charges income remained relatively unchanged from third to fourth quarter. Service charge revenue will be negatively impacted in 2010 by NSF/OD policy changes enacted in late 2009.

•	Brokerage income increased $5 million or 2% to $257 million, driven by higher fees from investment banking

•	Morgan Keegan’s revenue increased $4 million to $337 million, driven by strong fixed income sales and trading revenue

•	Mortgage income declined $30 million. MSR hedge activity caused $23 million of the decline but was partially offset by a $20 million linked quarter hedge benefit recorded in net interest income.

•	Non-interest expense declined 2% linked quarter, however, excluding branch consolidation and valuation write-down charges, non-interest expense remained relatively unchanged linked quarter.

•	Salaries and benefits expense continued to reflect reduced headcount, declining $12 million linked quarter to $566 million

•	Elevated recession-related costs, including other real estate owned and certain legal and professionals fees continue to drive the increase in core non-interest expenses

Provision for loan losses of $1,179 million was $487 million above net charge-offs; Allowance for credit losses increased 62 basis points to 3.52%; Rate of NPA inflows decelerating

•	Net charge-offs stabilized at 2.99% of loans in the fourth quarter, slight rise driven by an increase in residential-related consumer losses

•

Non-performing assets, excluding loans held for sale, increased $376 million in the fourth quarter, the lowest quarterly increase in 2009; down 43% versus the prior linked-quarter increase of $662 million

•	Gross inflows of non-performing assets totaling $1.4 billion continue on downward trend

•	Allowance coverage ratio (ALL/NPL, excluding loans held for sale) at 0.89x as of 12/3109, as compared to 0.82x at 9/30/09

•	Credit-related costs, while remaining elevated, should decline in 2010 given the company’s proactive stance toward credit loss recognition and reserve build in 2009

Capital position remains strong (1)

•	Tier 1 common ratio of 7.2%

•	Tier 1 capital ratio of 11.6%

(1) - Current quarter ratios are estimated

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ amounts in millions)
	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08
Assets:
Cash and due from banks	$2,052	$2,101	$2,363	$2,429	$2,643
Interest-bearing deposits in other banks	5,580	5,902	2,846	2,288	7,540
Federal funds sold and securities purchased under agreements to resell	379	366	3,221	418	790
Trading account assets	3,039	1,388	1,109	1,348	1,050
Securities available for sale	24,069	21,030	19,681	20,970	18,850
Securities held to maturity	31	39	43	45	47
Loans held for sale	1,511	1,470	1,932	1,956	1,282
Loans, net of unearned income	90,674	92,754	96,149	95,686	97,419
Allowance for loan losses	(3,114)	(2,627)	(2,282)	(1,861)	(1,826)

Net loans	87,560	90,127	93,867	93,825	95,593
Other interest-earning assets	734	839	829	849	897
Premises and equipment, net	2,668	2,694	2,789	2,808	2,786
Interest receivable	468	499	501	426	458
Goodwill	5,557	5,557	5,556	5,551	5,548
Mortgage servicing rights (MSRs)	247	216	202	161	161
Other identifiable intangible assets	503	535	568	603	638
Other assets	7,920	7,223	7,304	8,303	7,965

Total Assets	$142,318	$139,986	$142,811	$141,980	$146,248

Liabilities and Stockholders’ Equity:
Deposits:
Non-interest-bearing	$23,204	$21,226	$20,995	$19,988	$18,457
Interest-bearing	75,476	73,654	73,731	73,548	72,447

Total deposits	98,680	94,880	94,726	93,536	90,904
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,893	2,633	2,265	2,828	3,143
Other short-term borrowings	1,775	2,653	4,927	6,525	12,679

Total short-term borrowings	3,668	5,286	7,192	9,353	15,822
Long-term borrowings	18,464	18,093	18,238	18,762	19,231

Total borrowed funds	22,132	23,379	25,430	28,115	35,053
Other liabilities	3,625	3,235	3,918	3,512	3,478

Total Liabilities	124,437	121,494	124,074	125,163	129,435
Stockholders’ equity:
Preferred stock, Series A	3,343	3,334	3,325	3,316	3,307
Preferred stock, Series B	259	278	278	—	—
Common stock	12	12	12	7	7
Additional paid-in capital	18,781	18,754	18,740	16,828	16,815
Retained earnings (deficit)	(3,235)	(2,618)	(2,169)	(1,913)	(1,869)
Treasury stock, at cost	(1,409)	(1,411)	(1,413)	(1,415)	(1,425)
Accumulated other comprehensive income (loss), net	130	143	(36)	(6)	(22)

Total Stockholders’ Equity	17,881	18,492	18,737	16,817	16,813

Total Liabilities and Stockholders’ Equity	$142,318	$139,986	$142,811	$141,980	$146,248

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Statements of Operations (1)

(Unaudited)

($ amounts in millions, except per share data)	Quarter Ended
	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08
Interest income on:
Loans, including fees	$981	$1,047	$1,073	$1,098	$1,328
Securities:
Taxable	256	232	239	239	212
Tax-exempt	1	6	5	7	9

Total securities	257	238	244	246	221
Loans held for sale	12	12	15	16	8
Federal funds sold and securities purchased under agreements to resell	1	—	1	1	2
Trading account assets	30	10	10	12	11
Other interest-earning assets	7	7	8	6	11

Total interest income	1,288	1,314	1,351	1,379	1,581
Interest expense on:
Deposits	280	301	330	366	408
Short-term borrowings	9	9	16	20	69
Long-term borrowings	149	159	174	184	180

Total interest expense	438	469	520	570	657

Net interest income	850	845	831	809	924
Provision for loan losses	1,179	1,025	912	425	1,150

Net interest income (loss) after provision for loan losses	(329)	(180)	(81)	384	(226)
Non-interest income:
Service charges on deposit accounts	299	300	288	269	288
Brokerage, investment banking and capital markets	257	252	263	217	241
Mortgage income	46	76	64	73	34
Trust department income	48	49	48	46	52
Securities gains (losses), net	(96)	4	108	53	—
Other	164	91	428	408	87

Total non-interest income	718	772	1,199	1,066	702
Non-interest expense:
Salaries and employee benefits	566	578	586	539	562
Net occupancy expense	114	121	112	107	114
Furniture and equipment expense	74	83	78	76	79
Impairment of MSR’s	—	—	—	—	99
Goodwill impairment	—	—	—	—	6,000
Other-than-temporary impairments (2)	—	3	69	3	13
Other	465	458	386	333	406

Total non-interest expense	1,219	1,243	1,231	1,058	7,273

Income (loss) before income taxes from continuing operations	(830)	(651)	(113)	392	(6,797)
Income taxes	(287)	(274)	75	315	(579)

Net income (loss)	$(543)	$(377)	$(188)	$77	$(6,218)

Income (loss) from continuing operations available to common shareholders	$(606)	$(437)	$(244)	$26	$(6,244)

Net income (loss) available to common shareholders	$(606)	$(437)	$(244)	$26	$(6,244)

Weighted-average shares outstanding–during quarter:
Basic	1,191	1,189	876	693	693
Diluted	1,191	1,189	876	694	693
Actual shares outstanding-end of quarter	1,193	1,188	1,188	695	691
Earnings (loss) per common share (3):
Basic	$(0.51)	$(0.37)	$(0.28)	$0.04	$(9.01)
Diluted	$(0.51)	$(0.37)	$(0.28)	$0.04	$(9.01)
Cash dividends declared per common share	$0.01	$0.01	$0.01	$0.10	$0.10
Taxable-equivalent net interest income from continuing operations	$857	$853	$840	$817	$933

(1)	Certain amounts in the prior periods have been classified to reflect current period presentation.
(2)	Includes $3 million and $260 million of gross charges, net of $0 and $191 million noncredit related portion recognized in other comprehensive income, in 3Q09 and 2Q09, respectively.
(3)	Includes preferred stock dividends.

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Statements of Operations (1)

(Unaudited)

($ amounts in millions, except per share data)	Twelve Months Ended December 31
	2009	2008
Interest income on:
Loans, including fees	$4,199	$5,550
Securities:
Taxable	966	828
Tax-exempt	19	40

Total securities	985	868
Loans held for sale	55	35
Federal funds sold and securities purchased under agreements to resell	3	18
Trading account assets	62	63
Other interest-earning assets	28	29

Total interest income	5,332	6,563
Interest expense on:
Deposits	1,277	1,724
Short-term borrowings	54	369
Long-term borrowings	666	627

Total interest expense	1,997	2,720

Net interest income	3,335	3,843
Provision for loan losses	3,541	2,057

Net interest income (loss) after provision for loan losses	(206)	1,786
Non-interest income:
Service charges on deposit accounts	1,156	1,148
Brokerage, investment banking and capital markets	989	1,027
Mortgage income	259	138
Trust department income	191	234
Securities gains, net	69	92
Other	1,091	434

Total non-interest income	3,755	3,073
Non-interest expense:
Salaries and employee benefits	2,269	2,356
Net occupancy expense	454	442
Furniture and equipment expense	311	335
Impairment of MSR’s	—	85
Other-than-temporary impairments (2)	75	23
Goodwill impairment	—	6,000
Other	1,642	1,551

Total non-interest expense (3)	4,751	10,792

Income (loss) before income taxes from continuing operations	(1,202)	(5,933)
Income taxes	(171)	(348)

Income (loss) from continuing operations	(1,031)	(5,585)
Discontinued operations:
Loss from discontinued operations before income taxes	—	(18)
Income tax benefit	—	(7)

Loss from discontinued operations, net of tax	—	(11)

Net income (loss)	($1,031)	($5,596)

Income (loss) from continuing operations available to common shareholders	($1,261)	($5,611)

Net income (loss) available to common shareholders	($1,261)	($5,622)

Weighted-average shares outstanding–year-to-date:
Basic	989	695
Diluted	989	695
Actual shares outstanding–end of period	1,193	691
Earnings (loss) per common share (4):
Basic	$(1.27)	$(8.09)
Diluted	$(1.27)	$(8.09)
Cash dividends declared per common share	$0.13	$0.96
Taxable equivalent net interest income from continuing operations	$3,367	$3,880

(1)	Certain amounts in the prior periods have been classified to reflect current period presentation.
(2)	Includes $266 million of gross charges, net of $191 million noncredit related portion recognized in other comprehensive income, in 2009.
(3)	The securities for which noncredit other-than-temporary impairments were taken in 2Q09 and 3Q09 were sold in 4Q09. Realized losses on the sales are reported with securities gains (losses), net.
(4)	Merger-related charges totaled $201 million for the twelve months ended December 31, 2008.

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Average Daily Balances and Yield/Rate Analysis (1)

($ amounts in millions; yields on taxable-equivalent basis)
	Quarter Ended
	12/31/09			9/30/09			6/30/09			3/31/09			12/31/08
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$364	$1	0.35%	$597	$—	0.42%	$508	$1	0.49%	$545	$1	0.80%	$608	$2	1.37%
Trading account assets	2,827	31	4.33%	1,101	10	3.59%	1,221	11	3.58%	1,234	13	4.21%	1,334	12	3.50%
Securities:
Taxable	23,061	256	4.41%	19,177	232	4.79%	19,453	239	4.92%	19,160	239	5.06%	17,081	212	4.92%
Tax-exempt	135	2	7.42%	463	8	6.52%	562	8	6.30%	687	11	6.34%	800	14	7.15%
Loans held for sale	1,494	12	2.99%	1,522	12	3.25%	1,790	16	3.41%	1,819	15	3.45%	823	8	4.17%
Loans, net of unearned income	91,766	986	4.27%	94,354	1,053	4.43%	95,382	1,077	4.53%	96,648	1,102	4.62%	99,134	1,331	5.34%
Other interest-earning assets	5,566	7	0.48%	6,841	7	0.40%	9,700	8	0.36%	5,599	6	0.40%	5,604	11	0.78%

Total interest-earning assets	125,213	$1,295	4.10%	124,055	$1,322	4.23%	128,616	$1,360	4.24%	125,692	$1,387	4.47%	125,384	$1,590	5.05%
Allowance for loan losses	(2,772)			(2,393)			(1,917)			(1,868)			(1,456)
Cash and due from banks	2,206			2,113			2,269			2,396			2,499
Other non-earning assets	16,486			16,530			17,119			17,343			21,647

	$141,133			$140,305			$146,087			$143,563			$148,074

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$4,064	$1	0.14%	$4,038	$1	0.13%	$4,029	$1	0.11%	$3,804	$1	0.12%	$3,691	$1	0.12%
Interest-bearing transaction accounts	14,279	11	0.29%	13,934	10	0.27%	14,277	11	0.30%	14,909	10	0.27%	14,393	20	0.55%
Money market accounts	23,808	38	0.63%	23,107	35	0.61%	22,138	43	0.78%	21,204	67	1.28%	20,565	93	1.79%
Time deposits	32,046	230	2.84%	32,584	255	3.10%	33,442	275	3.30%	32,894	288	3.55%	31,849	293	3.65%
Other	—	—	—	—	—	—	728	—	0.14%	530	—	0.07%	1,262	1	0.42%

Total interest-bearing deposits	74,197	280	1.49%	73,663	301	1.62%	74,614	330	1.78%	73,341	366	2.02%	71,760	408	2.26%
Federal funds purchased and securities sold under agreements to repurchase	3,089	5	0.60%	2,649	1	0.11%	3,734	3	0.33%	3,199	3	0.41%	4,458	12	1.08%
Other short-term borrowings	1,849	4	0.91%	2,721	8	1.26%	7,427	13	0.71%	9,023	17	0.73%	14,260	57	1.59%
Long-term borrowings	18,326	149	3.24%	18,250	159	3.45%	18,829	174	3.70%	18,958	184	3.95%	16,069	180	4.47%

Total interest-bearing liabilities	97,461	$438	1.78%	97,283	$469	1.91%	104,604	$520	2.00%	104,521	$570	2.21%	106,547	$657	2.45%
Net interest spread			2.32%			2.32%			2.24%			2.26%			2.60%

Non-interest-bearing deposits	22,149			21,122			20,421			18,896			17,773
Other liabilities	3,275			3,288			3,567			3,436			3,344
Stockholders’ equity	18,248			18,612			17,495			16,710			20,410

	$141,133			$140,305			$146,087			$143,563			$148,074

Net interest income/margin FTE basis		$857	2.72%		$853	2.73%		$840	2.62%		$817	2.64%		$933	2.96%

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation.

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Average Daily Balances and Yield/Rate Analysis (1)

($ amounts in millions; yields on taxable equivalent basis)
	Twelve Months Ended December 31
	2009			2008
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$503	$3	0.53%	$868	$18	2.15%
Trading account assets	1,599	65	4.04%	1,473	66	4.47%
Securities:
Taxable securities	20,221	966	4.78%	16,897	828	4.90%
Tax-exempt	460	29	6.45%	754	61	8.10%
Loans held for sale	1,655	55	3.29%	664	36	5.38%
Loans, net of unearned income	94,523	4,218	4.46%	97,601	5,562	5.70%
Other earning assets	6,927	28	0.40%	1,873	29	1.55%

Total interest-earning assets	125,888	5,364	4.26%	120,130	6,600	5.49%
Allowance for loan losses	(2,240)			(1,413)
Cash and due from banks	2,245			2,522
Other non-earning assets	16,866			22,708

	$142,759			$143,947

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$3,984	$5	0.12%	$3,744	$4	0.12%
Interest-bearing transaction accounts	14,347	40	0.28%	15,058	127	0.84%
Money market accounts	22,573	184	0.81%	21,097	373	1.76%
Time deposits	32,739	1,047	3.20%	30,384	1,174	3.86%
Other	312	1	0.11%	2,074	46	2.23%

Total interest-bearing deposits	73,955	1,277	1.73%	72,357	1,724	2.38%
Federal funds purchased and securities sold under agreements to repurchase	3,166	12	0.37%	7,697	171	2.22%
Other short-term borrowings	5,229	42	0.81%	8,704	198	2.28%
Long-term borrowings	18,588	666	3.59%	13,510	627	4.64%

Total interest-bearing liabilities	100,938	1,997	1.98%	102,268	2,720	2.66%
Net interest spread			2.28%			2.83%

Non-interest bearing deposits	20,657			17,720
Other liabilities	3,391			4,020
Stockholders’ equity	17,773			19,939

	$142,759			$143,947

Net interest income/margin FTE basis		$3,367	2.67%		$3,880	3.23%

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation.

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Selected Ratios

As of and for Quarter Ended
12/31/09	9/30/09	6/30/09	3/31/09	12/31/08
Return on average assets*	(1.70%)	(1.24%)	(0.67%)	0.07%	NM
Return on average common equity*	(16.40%)	(11.55%)	(6.96%)	0.77%	NM
Return on average tangible common equity* (non-GAAP)	(28.03%)	(19.48%)	(12.34%)	1.43%	NM
Common equity per share	$11.97	$12.53	$12.74	$19.43	$19.53
Tangible common book value per share (non-GAAP)	$6.89	$7.40	$7.58	$10.57	$10.59
Stockholders’ equity to total assets	12.56%	13.21%	13.12%	11.84%	11.50%
Tangible common stockholders’ equity to tangible assets (non-GAAP)	6.03%	6.56%	6.59%	5.41%	5.23%
Tier 1 Common risk-based ratio (non-GAAP) (1)	7.2%	7.9%	8.1%	6.5%	6.6%
Tier 1 Capital (1)	11.6%	12.2%	12.2%	10.4%	10.4%
Total Risk-Based Capital (1)	15.8%	16.3%	16.2%	14.6%	14.6%
Allowance for credit losses as a percentage of loans, net of unearned income (2)	3.52%	2.90%	2.43%	2.02%	1.95%
Allowance for loan losses as a percentage of loans, net of unearned income	3.43%	2.83%	2.37%	1.94%	1.87%
Allowance for loan losses to non-performing loans	0.89	x	0.82	x	0.87	x	1.13	x	1.74	x
Net interest margin (FTE)	2.72%	2.73%	2.62%	2.64%	2.96%
Loans, net of unearned income, to total deposits	91.89%	97.76%	101.50%	102.30%	107.17%
Net charge-offs as a percentage of average loans*	2.99%	2.86%	2.06%	1.64%	3.19%
Non-performing assets (excluding loans 90 days past due)as a percentage of loans and other real estate	4.83%	4.40%	3.55%	2.43%	1.76%
Non-performing assets (excluding loans 90 days past due)as a percentage of loans and other real estate (3)	4.49%	3.99%	3.17%	2.02%	1.33%
Non-performing assets (including loans 90 days past due)as a percentage of loans and other real estate	5.59%	5.08%	4.18%	3.24%	2.33%
Non-performing assets (including loans 90 days past due)as a percentage of loans and other real estate (3)	5.24%	4.68%	3.80%	2.83%	1.89%

*	Annualized
(1)	Current quarter Tier 1 Common, Tier 1 and Total Risk-based Capital ratios are estimated
(2)	The allowance for credit losses reflects the allowance related to both loans on the balance sheet and exposure related to unfunded commitments and standby letters of credit
(3)	Excludes loans held for sale

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Loans (1)

Loan Portfolio - Period End Data

($ amounts in millions)	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	12/31/09 vs. 9/30/09		12/31/09 vs. 12/31/08
Commercial and industrial	$21,547	$21,925	$23,619	$22,585	$23,596	$(378)	-1.7%	$(2,049)	-8.7%
Commercial real estate mortgage - owner-occupied	12,054	12,103	12,282	11,926	11,722	(49)	-0.4%	332	2.8%
Commercial real estate construction - owner-occupied	751	875	1,060	1,328	1,605	(124)	-14.2%	(854)	-53.2%

Total commercial	34,352	34,903	36,961	35,839	36,923	(551)	-1.6%	(2,571)	-7.0%
Commercial investor real estate mortgage	16,109	16,190	16,419	15,969	14,486	(81)	-0.5%	1,623	11.2%
Commercial investor real estate construction	5,591	6,616	7,163	7,611	9,029	(1,025)	-15.5%	(3,438)	-38.1%

Total investor real estate	21,700	22,806	23,582	23,580	23,515	(1,106)	-4.8%	(1,815)	-7.7%
Residential first mortgage	15,632	15,513	15,564	15,678	15,839	119	0.8%	(207)	-1.3%
Home equity	15,381	15,630	15,796	16,023	16,130	(249)	-1.6%	(749)	-4.6%
Indirect	2,452	2,755	3,099	3,464	3,854	(303)	-11.0%	(1,402)	-36.4%
Other consumer	1,157	1,147	1,147	1,102	1,158	10	0.9%	(1)	-0.1%

	$90,674	$92,754	$96,149	$95,686	$97,419	$(2,080)	-2.2%	$(6,745)	-6.9%

Loan Portfolio - Average Balances

($ amounts in millions)	4Q09	3Q09	2Q09	1Q09	4Q08	4Q09 vs. 3Q09		4Q09 vs. 4Q08
Commercial and industrial	$21,570	$22,443	$22,707	$23,095	$24,122	$(873)	-3.9%	$(2,552)	-10.6%
Commercial real estate mortgage - owner-occupied	12,127	12,188	11,983	11,773	11,574	(61)	-0.5%	553	4.8%
Commercial real estate construction - owner-occupied	819	944	1,198	1,524	1,782	(125)	-13.2%	(963)	-54.0%

Total commercial	34,516	35,575	35,888	36,392	37,478	(1,059)	-3.0%	(2,962)	-7.9%
Commercial investor real estate mortgage	16,292	16,470	16,081	15,215	14,313	(178)	-1.1%	1,979	13.8%
Commercial investor real estate construction	6,145	7,010	7,474	8,420	9,802	(865)	-12.3%	(3,657)	-37.3%

Total investor real estate	22,437	23,480	23,555	23,635	24,115	(1,043)	-4.4%	(1,678)	-7.0%
Residential first mortgage	15,521	15,508	15,593	15,708	16,005	13	0.1%	(484)	-3.0%
Home equity	15,515	15,714	15,940	16,115	16,036	(199)	-1.3%	(521)	-3.2%
Indirect	2,601	2,923	3,276	3,660	4,043	(322)	-11.0%	(1,442)	-35.7%
Other consumer	1,176	1,154	1,130	1,138	1,457	22	1.9%	(281)	-19.3%

	$91,766	$94,354	$95,382	$96,648	$99,134	$(2,588)	-2.7%	$(7,368)	-7.4%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Deposits (1)

Deposit Portfolio - Period End Data

($ amounts in millions)	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08	12/31/09 vs. 9/30/09		12/31/09 vs. 12/31/08
Customer Deposits
Interest-free deposits	$23,204	$21,226	$20,995	$19,988	$18,457	$1,978	9.3%	$4,747	25.7%
Interest-bearing checking	15,791	13,688	14,140	14,800	15,022	2,103	15.4%	769	5.1%
Savings	4,073	4,025	4,033	3,970	3,663	48	1.2%	410	11.2%
Money market - domestic	23,291	22,327	21,571	19,969	19,471	964	4.3%	3,820	19.6%
Money market - foreign	766	941	1,075	1,357	1,812	(175)	-18.6%	(1,046)	-57.7%

Low-cost deposits	67,125	62,207	61,814	60,084	58,425	4,918	7.9%	8,700	14.9%
Time deposits	31,468	32,582	32,724	33,379	32,369	(1,114)	-3.4%	(901)	-2.8%

Total customer deposits	98,593	94,789	94,538	93,463	90,794	3,804	4.0%	7,799	8.6%

Corporate Treasury Deposits
Time deposits	87	91	188	73	110	(4)	-4.4%	(23)	-20.9%

Total corporate treasury deposits	87	91	188	73	110	(4)	-4.4%	(23)	-20.9%

Total Deposits	$98,680	$94,880	$94,726	$93,536	$90,904	$3,800	4.0%	$7,776	8.6%

Deposit Portfolio - Average Balances
($ amounts in millions)
	4Q09	3Q09	2Q09	1Q09	4Q08	4Q09 vs. 3Q09		4Q09 vs. 4Q08
Customer Deposits
Interest-free deposits	$22,149	$21,122	$20,421	$18,896	$17,773	$1,027	4.9%	$4,376	24.6%
Interest-bearing checking	14,279	13,934	14,277	14,909	14,393	345	2.5%	(114)	-0.8%
Savings	4,064	4,038	4,029	3,804	3,691	26	0.6%	373	10.1%
Money market - domestic	22,956	22,103	20,962	19,670	18,432	853	3.9%	4,524	24.5%
Money market - foreign	852	1,004	1,176	1,534	2,133	(152)	-15.1%	(1,281)	-60.1%

Low-cost deposits	64,300	62,201	60,865	58,813	56,422	2,099	3.4%	7,878	14.0%
Time deposits	31,961	32,481	33,221	32,814	31,442	(520)	-1.6%	519	1.7%

Total customer deposits	96,261	94,682	94,086	91,627	87,864	1,579	1.7%	8,397	9.6%

Corporate Treasury Deposits
Time deposits	85	103	221	80	407	(18)	-17.5%	(322)	-79.1%
Other	—	—	728	530	1,262	—	NM	(1,262)	-100.0%

Total corporate treasury deposits	85	103	949	610	1,669	(18)	-17.5%	(1,584)	-94.9%

Total Deposits	$96,346	$94,785	$95,035	$92,237	$89,533	$1,561	1.6%	$6,813	7.6%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Pre-Tax Pre-Provision Net Revenue (“PPNR”) (1)

($ amounts in millions)	4Q09	3Q09	2Q09	1Q09	4Q08	4Q09 vs. 3Q09		4Q09 vs. 4Q08
Net Interest Income	$850	$845	$831	$809	$924	5	0.6%	$(74)	-8.0%
Non-Interest Income	718	772	1,199	1,066	702	(54)	-7.0%	16	2.3%

Total Revenue	1,568	1,617	2,030	1,875	1,626	(49)	-3.0%	(58)	-3.6%
Non-Interest Expense	1,219	1,243	1,231	1,058	7,273	(24)	-1.9%	(6,054)	-83.2%

Pre-tax Pre-provision Net Revenue	$349	$374	$799	$817	$(5,647)	(25)	-6.7%	5,996	-106.2%
Adjustments:
Securities (gains) losses, net	96	(4)	(108)	(53)	—	100	NM	96	NM
Gain on sale of Visa shares	—	—	(80)	—	—	—	NM	—	NM
Leveraged lease termination gains	(71)	(4)	(189)	(323)	—	(67)	NM	(71)	NM
Gain on extinguishment of debt	—	—	(61)	—	—	—	NM	—	NM
Impairment of MSR’s	—	—	—	—	99	—	NM	(99)	NM
FDIC special assessment	—	—	64	—	—	—	NM	—	NM
Securities impairment, net	—	3	69	3	13	(3)	NM	(13)	NM
Branch consolidation costs (2)	12	41	—	—	—	(29)	NM	12	NM
Goodwill impairment	—	—	—	—	6,000	—	NM	(6,000)	NM

Total adjustments	37	36	(305)	(373)	6,112	1	2.8%	(6,075)	NM

Adjusted PPNR	$386	$410	$494	$444	$465	$(24)	-5.9%	$(79)	-17.0%

(1) Certain amounts in the prior periods have been reclassified to reflect current period presentation.

(2)    Includes $3 million of net occupancy expense, $6 million of salary expense and $3 million in valuation charges in 4Q09; and $9 million of net occupancy expense, $7 million of furniture equipment expense and $25 million in valuation charges in 3Q09.

Categorization of Income related to Mortgage Servicing Rights (MSRs) (3)

($ amounts in millions)	4Q09	3Q09	2Q09	1Q09	4Q08	4Q09 vs. 3Q09		4Q09 vs. 4Q08
Net interest income (4)	$20	$—	$—	$—	$—	20	NM	20	NM
Brokerage, investment banking and capital markets (5)	5	—	—	—	—	5	NM	5	NM
Mortgage income (6)	(4)	19	(2)	(1)	—	(23)	-121.1%	(4)	NM

	$21	$19	$(2)	$(1)	$—	2	10.5%	21	NM

(3)	This table details the impact of changes in valuation of mortgage servicing rights and related hedging instruments on various categories in the consolidated statements of operations.
(4)	Interest earned on trading securities used to hedge MSRs.
(5)	Mark-to-market impact of trading securities used to hedge MSRs.
(6)	Net effect of mark-to-market impact of MSRs and derivatives used to hedge MSRs.

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Non-Interest Income and Expense from Continuing Operations (1)

Non-Interest Income and Expense

Non-Interest Income

($ amounts in millions)	4Q09	3Q09	2Q09	1Q09	4Q08	4Q09 vs. 3Q09		4Q09 vs. 4Q08
Service charges on deposit accounts	$299	$300	$288	$269	$288	$(1)	-0.3%	$11	3.8%
Brokerage, investment banking and capital markets	257	252	263	217	241	5	2.0%	16	6.6%
Mortgage income	46	76	64	73	34	(30)	-39.5%	12	35.3%
Trust department income	48	49	48	46	52	(1)	-2.0%	(4)	-7.7%
Securities gains (losses), net	(96)	4	108	53	—	(100)	NM	(96)	NM
Insurance income	25	25	27	28	26	—	0.0%	(1)	-3.8%
Leveraged lease termination gains	71	4	189	323	—	67	NM	71	NM
Visa shares sale gain	—	—	80	—	—	—	NM	—	NM
Gain on early extinguishment of debt	—	—	61	—	—	—	NM	—	NM
Other	68	62	71	57	61	6	9.7%	7	11.5%

Total non-interest income	$718	$772	$1,199	$1,066	$702	$(54)	-7.0%	$16	2.3%

Non-Interest Expense (2)

($ amounts in millions)	4Q09	3Q09	2Q09	1Q09	4Q08	4Q09 vs. 3Q09		4Q09 vs. 4Q08
Salaries and employee benefits	$566	$578	$586	$539	$562	$(12)	-2.1%	$4	0.7%
Net occupancy expense	114	121	112	107	114	(7)	-5.8%	—	0.0%
Furniture and equipment expense	74	83	78	76	79	(9)	-10.8%	(5)	-6.3%
Impairment (recapture) of MSR’s	—	—	—	—	99	—	NM	(99)	NM
Professional and legal fees	109	98	50	53	74	11	11.2%	35	47.3%
Marketing expense	18	20	20	17	21	(2)	-10.0%	(3)	-14.3%
Amortization of core deposit intangible	29	30	30	31	32	(1)	-3.3%	(3)	-9.4%
Amortization of MSR’s	—	—	—	—	16	—	NM	(16)	NM
Other real estate owned expense	65	61	24	26	32	4	6.6%	33	103.1%
Other-than-temporary impairments, net	—	3	69	3	13	(3)	-100.0%	(13)	NM
FDIC premiums - special assessment	—	—	64	—	—	—	NM	—	NM
FDIC premiums	54	56	43	10	6	(2)	-3.6%	48	NM
Valuation charges associated with branch consolidations	2	25	—	—	—	(23)	NM	2	NM
Other	188	168	155	196	225	20	11.9%	(37)	-16.4%

Total non-interest expense, excluding goodwill impairment charges	1,219	1,243	1,231	1,058	1,273	(24)	-1.9%	(54)	-4.2%
Goodwill impairment charge	—	—	—	—	6,000	—	NM	(6,000)	NM

Total non-interest expense	$1,219	$1,243	$1,231	$1,058	$7,273	$(24)	-1.9%	$(6,054)	-83.2%

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation
(2)	Individual expense categories are presented excluding goodwill impairment, which is presented in a separate line item in the above table

•	4Q09 non-interest income declined 7% linked quarter; however excluding gains (losses) on sale of securities and leveraged lease termination gains, non-interest income only declined 3% linked quarter

•	Service charges remained steady linked quarter; however, service charges revenue will be negatively impacted in 2010 by recent changes the company announced related to its NSF/OD policies

•	Brokerage, investment banking and capital markets income increased $5 million or 2% linked quarter, primarily driven by higher fees from investment banking and fixed income capital markets

•	Mortgage income declined $30 million linked quarter, however $23 million of the decline was partially offset by a $20 million linked quarter MSR hedge benefit recorded in net interest income

•

Securities losses in 4Q09 reflect the sale of approximately $1.3 billion of securities, including non-agency mortgage-backed securities and municipal bonds. The proceeds were reinvested in agency guaranteed mortgage-backed securities. As a result of these actions, the investment portfolio now has very minimal risk to commercial mortgage-backed securities, non-agency mortgage-backed securities or municipal bonds.

•

2Q09 reflects both the sale of approximately $1.4 billion of agency debentures ($108 million gain) and the sale of Visa shares ($80 million gain). The proceeds from the sale of the agency debentures were reinvested in U.S. government agency mortgage-backed securities classified as available for sale, as part of Regions’ asset/liability management strategy.

•

1Q09 securities gains reflect sale of approximately $656 million of U.S. Treasury securities with the proceeds reinvested in U.S. government agency mortgage-backed securities classified as available for sale, as part of Regions’ asset/liability management strategy

•

Leveraged lease termination gains reflect revenue recorded as a result of Regions unwinding certain leveraged lease transactions. These amounts totaled $71 million in 4Q09, $4 million in 3Q09, $189 million in 2Q09 and $323 million in 1Q09; however these amounts were offset by $74 million, $4 million, $196 million and $315 million in increased tax expense, respectively, resulting in a nominal impact to net income.

•

4Q09 non-interest expense declined 2% linked quarter; however when excluding branch consolidation and valuation write-down charges ($41 million in 3Q09, $12 million in 4Q09), non-interest expense remained relatively unchanged linked quarter.

•	Salaries and employee benefits declined $12 million linked quarter, primarily due to continued headcount reduction (declined 2,275 since 12/31/08).

•	Professional and legal fees remained elevated, increasing $11 million linked quarter, reflecting higher legal costs.

•	Third quarter’s $41 million branch consolidation charge includes $9 million of net occupancy expense, $7 million of furniture and equipment expense and $25 million in valuation charges.

•	Fourth quarter’s $12 million branch consolidation charge includes $3 million of net occupancy expense, $6 million of salaries and benefits expense and $3 million in valuation charges.

•	2Q09 non-interest expense was negatively impacted by higher FDIC insurance expenses, including a $64 million special assessment, and $69 million of securities impairment charges

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Morgan Keegan

Morgan Keegan

Summary Income Statement (1)

($ amounts in millions)	4Q09	3Q09	2Q09	1Q09	4Q08	4Q09 vs. 3Q09		4Q09 vs. 4Q08
Revenues:
Commissions	$52	$53	$48	$49	$56	$(1)	-1.9%	$(4)	-7.1%
Principal transactions	100	116	122	94	99	(16)	-13.8%	1	1.0%
Investment banking	67	50	56	33	43	17	34.0%	24	55.8%
Interest	17	17	19	22	28	—	0.0%	(11)	-39.3%
Trust fees and services	45	47	44	41	48	(2)	-4.3%	(3)	-6.3%
Investment advisory	38	44	32	29	50	(6)	-13.6%	(12)	-24.0%
Other	18	6	16	7	10	12	200.0%	8	80.0%

Total revenues	337	333	337	275	334	4	1.2%	3	0.9%
Expenses:
Interest expense	3	3	5	6	14	—	0.0%	(11)	-78.6%
Non-interest expense	305	284	285	248	277	21	7.4%	28	10.1%

Total expenses	308	287	290	254	291	21	7.3%	17	5.8%

Income before income taxes	29	46	47	21	43	(17)	-37.0%	(14)	-32.6%
Income taxes	11	17	17	8	15	(6)	-35.3%	(4)	-26.7%

Net income	$18	$29	$30	$13	$28	$(11)	-37.9%	$(10)	-35.7%

Breakout of Revenue by Division

($ amounts in millions)	Private Client	Fixed- Income Capital Markets	Equity Capital Markets	Regions MK Trust	Asset Management	Interest & Other
Three months ended December 31, 2009
$ amount of revenue	$82	$119	$25	$49	$31	$31
% of gross revenue	24.3%	35.3%	7.4%	14.5%	9.2%	9.3%
Three months ended September 30, 2009
$ amount of revenue	$83	$108	$22	$51	$45	$24
% of gross revenue	24.9%	32.5%	6.6%	15.3%	13.5%	7.2%
Year Ended December 31, 2009
$ amount of revenue	$317	$452	$85	$197	$150	$81
% of gross revenue	24.7%	35.3%	6.6%	15.4%	11.7%	6.3%
Year Ended December 31, 2008
$ amount of revenue	$339	$370	$128	$231	$177	$95
% of gross revenue	25.3%	27.7%	9.5%	17.2%	13.2%	7.1%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

•

The increase in non-interest expense is primarily related to higher professional and legal fees. Other increases, primarily incentive based compensation from improved market operations, were offset by continued cost cutting efforts.

•

The strong trend for Fixed-Income Capital Markets revenue continued in 4Q09 due to high volume of sales and trading. Also, improvement in the markets aided Fixed Income Capital Markets municipal banking due to municipalities either financing or refinancing infrastructure projects.

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Credit Quality (1)

Credit Quality

	As of and for Quarter Ended
($ in millions)	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08
Allowance for credit losses (ACL)	$3,188	$2,690	$2,335	$1,935	$1,900
Provision for loan losses	1,179	1,025	912	425	1,150
Provision for unfunded credit losses	10	10	(21)	—	(1)
Net loans charged-off:*
Commercial and industrial	76	137	84	58	73
Commercial real estate mortgage - owner-occupied	38	17	15	12	32
Commercial real estate construction - owner-occupied	9	2	3	4	4

Total commercial	123	156	102	74	109
Commercial investor real estate mortgage	210	196	90	87	245
Commercial investor real estate construction	159	148	111	66	301

Total investor real estate	369	344	201	153	546
Residential first mortgage	55	57	51	39	41
Home equity	113	94	113	95	69
Indirect	10	10	11	16	15
Other consumer	22	19	13	13	16

Total	$692	$680	$491	$390	$796

Net loan charge-offs as a % of average loans, annualized *
Commercial and industrial	1.39%	2.43%	1.49%	1.02%	1.20%
Commercial real estate mortgage - owner-occupied	1.26%	0.55%	0.51%	0.42%	1.10%
Commercial real estate construction - owner-occupied	4.45%	0.88%	1.00%	1.06%	0.89%

Total commercial	1.41%	1.73%	1.15%	0.83%	1.16%
Commercial investor real estate mortgage	5.11%	4.74%	2.23%	2.30%	6.80%
Commercial investor real estate construction	10.26%	8.40%	5.94%	3.18%	12.20%

Total investor real estate	6.52%	5.83%	3.40%	2.62%	9.01%
Residential first mortgage	1.40%	1.45%	1.31%	1.02%	1.05%
Home equity	2.89%	2.37%	2.85%	2.38%	1.72%
Indirect	1.58%	1.46%	1.31%	1.74%	1.43%
Other consumer	7.37%	6.21%	4.78%	4.70%	4.38%

Total	2.99%	2.86%	2.06%	1.64%	3.19%

Non-accrual loans	$3,488	$3,216	$2,618	$1,641	$1,052
Foreclosed properties	607	503	439	294	243

Non-performing assets, excluding loans held for sale	$4,095	$3,719	$3,057	$1,935	$1,295
Non-performing loans held for sale	317	380	371	393	423

Non-performing assets (NPAs)	$4,412	$4,099	$3,428	$2,328	$1,718

Loans past due > 90 days*	$688	$643	$613	$782	$554
Commercial loans restructured not included in categories above	$25	$16	$11	$1	$1
Consumer loans restructured not included in categories above**	$1,583	$1,400	$1,167	$736	$454

Total restructured loans not included in categories above	$1,608	$1,416	$1,178	$737	$455

Credit Ratios:
ACL/Loans, net	3.52%	2.90%	2.43%	2.02%	1.95%
ALL/Loans, net	3.43%	2.83%	2.37%	1.94%	1.87%
NPAs (ex. 90+ past due)/Loans and foreclosed properties	4.83%	4.40%	3.55%	2.43%	1.76%
NPAs (ex. 90+ past due)/Loans and foreclosed properties - excludes loans held for sale	4.49%	3.99%	3.17%	2.02%	1.33%
NPAs (inc. 90+ past due)/Loans and foreclosed properties	5.59%	5.08%	4.18%	3.24%	2.33%
NPAs (inc. 90+ past due)/Loans and foreclosed properties - excludes loans held for sale	5.24%	4.68%	3.80%	2.83%	1.89%

*	See pages 14-17 for loan portfolio (risk view) breakout
**	At 12/31/09, 82 percent of consumer loans restructured not included in categories above consist of residential first mortgages.

Allowance for Credit Losses

	Year Ended December 31
($ amounts in millions)	2009	2008
Balance at beginning of year	$1,900	$1,379
Net loans charged-off	(2,253)	(1,547)
Allowance allocated to sold loans	—	(5)
Provision for loan losses	3,541	2,057
Provision for unfunded credit commitments	—	15

Balance at end of period	$3,188	$1,900

Components:
Allowance for loan losses	$3,114	$1,826
Reserve for unfunded credit commitments	74	74

Allowance for credit losses	$3,188	$1,900

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

	Total Loan Portfolio Risk View

	4Q2009		3Q2009		2Q2009		1Q2009		4Q2008
($ millions)	$	% Total	$	% Total	$	% Total	$	% Total	$	% Total
Commercial & Industrial	18,150	20.0%	18,442	19.9%	20,003	20.8%	18,853	19.7%	19,581	20.1%
Business Banking C&I	3,397	3.7%	3,483	3.8%	3,616	3.8%	3,732	3.9%	4,015	4.1%

Total Commercial and Industrial	21,547	23.8%	21,925	23.6%	23,619	24.6%	22,585	23.6%	23,596	24.2%
Commercial RE Mortgage - OO	5,399	6.0%	5,461	5.9%	5,573	5.8%	5,147	5.4%	4,780	4.9%
Business Banking CRE Mortgage - OO	6,655	7.3%	6,642	7.2%	6,709	7.0%	6,779	7.1%	6,942	7.1%

Total Commercial Real Estate Mortgage - OO	12,054	13.3%	12,103	13.0%	12,282	12.8%	11,926	12.5%	11,722	12.0%
Commercial RE Construction - OO	527	0.6%	649	0.7%	807	0.8%	1,023	1.1%	1,235	1.3%
Business Banking CRE Construction - OO	224	0.2%	226	0.2%	253	0.3%	305	0.3%	370	0.4%

Total Commercial Real Estate Construction - OO	751	0.8%	875	0.9%	1,060	1.1%	1,328	1.4%	1,605	1.6%

Total Commercial	34,352	37.9%	34,903	37.6%	36,961	38.4%	35,839	37.5%	36,923	37.9%

Commercial IRE Mortgage	13,102	14.4%	13,030	14.0%	13,034	13.6%	12,425	13.0%	10,732	11.0%
Business Banking IRE Mortgage	3,007	3.3%	3,160	3.4%	3,385	3.5%	3,544	3.7%	3,754	3.9%

Total Commercial Investor Real Estate Mortgage	16,109	17.8%	16,190	17.5%	16,419	17.1%	15,969	16.7%	14,486	14.9%
Commercial IRE Construction	5,473	6.0%	6,472	7.0%	6,961	7.2%	7,316	7.6%	8,624	8.9%
Business Banking IRE Construction	118	0.1%	144	0.2%	202	0.2%	295	0.3%	405	0.4%

Total Commercial Investor Real Estate Construction	5,591	6.2%	6,616	7.1%	7,163	7.4%	7,611	8.0%	9,029	9.3%

Total Investor Real Estate	21,700	23.9%	22,806	24.6%	23,582	24.5%	23,580	24.6%	23,515	24.1%

Residential First Mortgage	15,632	17.2%	15,513	16.7%	15,564	16.2%	15,678	16.4%	15,839	16.3%
Home Equity	15,381	17.0%	15,630	16.9%	15,796	16.4%	16,023	16.7%	16,130	16.6%
Direct	783	0.9%	797	0.9%	786	0.8%	783	0.8%	826	0.8%
Indirect	2,452	2.7%	2,755	3.0%	3,099	3.2%	3,464	3.6%	3,854	4.0%
Other Consumer	374	0.4%	350	0.4%	361	0.4%	319	0.3%	332	0.3%

Total Consumer	34,622	38.2%	35,045	37.8%	35,606	37.0%	36,267	37.9%	36,981	38.0%

Total Loans	90,674	100.0%	92,754	100.0%	96,149	100.0%	95,686	100.0%	97,419	100.0%

OO = Owner Occupied

IRE = Investor Real Estate

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

	Net Charge-Offs Risk View

	4Q2009		3Q2009		2Q2009		1Q2009		4Q2008
($ millions)	$	%	$	%	$	%	$	%	$	%
Commercial & Industrial	28	0.61%	88	1.83%	46	0.97%	27	0.57%	43	0.86%
Business Banking C&I	48	5.51%	49	5.45%	38	4.16%	31	3.23%	30	2.84%

Total Commercial and Industrial	76	1.39%	137	2.41%	84	1.49%	58	1.02%	73	1.20%
Commercial RE Mortgage - OO	33	2.40%	15	1.08%	14	1.06%	10	0.86%	26	2.21%
Business Banking CRE Mortgage - OO	5	0.31%	2	0.11%	1	0.08%	2	0.11%	6	0.36%

Total Commercial Real Estate Mortgage - OO	38	1.26%	17	0.55%	15	0.51%	12	0.42%	32	1.10%
Commercial RE Construction - OO	9	5.90%	2	1.10%	3	1.32%	3	1.08%	4	1.08%
Business Banking CRE Construction - OO	—	0.55%	—	0.22%	—	0.55%	1	0.99%	—	0.34%

Total Commercial Real Estate Construction - OO	9	4.45%	2	0.88%	3	1.00%	4	1.06%	4	0.89%

Total Commercial	123	1.41%	156	1.73%	102	1.15%	74	0.83%	109	1.16%

Commercial IRE Mortgage	205	6.17%	193	5.81%	88	2.80%	83	2.91%	241	9.14%
Business Banking IRE Mortgage	5	0.57%	3	0.40%	2	0.15%	4	0.39%	4	0.35%

Total Commercial Investor Real Estate Mortgage	210	5.11%	196	4.74%	90	2.23%	87	2.30%	245	6.80%
Commercial IRE Construction	158	10.43%	147	8.57%	110	6.08%	66	3.30%	300	12.77%
Business Banking IRE Construction	1	2.24%	1	1.48%	1	1.13%	—	0.45%	1	0.67%

Total Commercial Investor Real Estate Construction	159	10.26%	148	8.40%	111	5.94%	66	3.18%	301	12.20%

Total Investor Real Estate	369	6.52%	344	5.83%	201	3.40%	153	2.62%	546	9.01%

Residential First Mortgage	55	1.40%	57	1.45%	51	1.31%	39	1.02%	41	1.05%
Home Equity	113	2.89%	94	2.37%	113	2.85%	95	2.38%	69	1.72%
Direct	4	2.07%	5	2.47%	3	1.59%	2	1.14%	3	1.61%
Indirect	10	1.58%	10	1.46%	11	1.31%	16	1.74%	15	1.43%
Other Consumer	18	18.46%	14	15.61%	10	12.00%	11	13.43%	13	8.24%

Total Consumer	200	2.28%	180	2.03%	188	2.10%	163	1.81%	141	1.50%

Total Net Charge-Offs	692	2.99%	680	2.86%	491	2.06%	390	1.64%	796	3.19%

OO = Owner Occupied

IRE = Investor Real Estate

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

	90+ Days Past Due Loans Risk View

	4Q2009		3Q2009		2Q2009		1Q2009		4Q2008
($ millions)	$	%	$	%	$	%	$	%	$	%
Commercial & Industrial	16	0.09%	6	0.03%	5	0.02%	28	0.15%	2	0.01%
Business Banking C&I	8	0.23%	7	0.20%	9	0.25%	14	0.38%	12	0.30%

Total Commercial & Industrial	24	0.11%	13	0.06%	14	0.06%	42	0.19%	14	0.06%
Commercial RE Mortgage - OO	7	0.13%	4	0.08%	7	0.12%	8	0.16%	7	0.15%
Business Banking CRE Mortgage - OO	9	0.13%	8	0.12%	10	0.16%	15	0.22%	6	0.09%

Total Commercial Real Estate Mortgage - OO	16	0.13%	12	0.10%	17	0.14%	23	0.19%	13	0.11%
Commercial RE Construction - OO	2	0.34%	—	0.00%	3	0.38%	3	0.29%	2	0.16%
Business Banking CRE Construction - OO	—	0.00%	1	0.38%	—	0.00%	1	0.21%	—	0.00%

Total Commercial Real Estate Construction - OO	2	0.24%	1	0.10%	3	0.29%	4	0.27%	2	0.17%
Total Commercial	42	0.12%	26	0.07%	34	0.09%	69	0.19%	29	0.08%

Commercial IRE Mortgage	12	0.09%	25	0.19%	36	0.27%	62	0.50%	7	0.07%
Business Banking IRE Mortgage	10	0.33%	4	0.14%	10	0.29%	6	0.18%	5	0.13%

Total Commercial Investor Real Estate Mortgage	22	0.14%	29	0.18%	46	0.28%	68	0.43%	12	0.08%
Commercial IRE Construction	8	0.14%	11	0.16%	12	0.17%	29	0.40%	11	0.13%
Business Banking IRE Construction	—	0.19%	—	0.12%	1	0.49%	—	0.13%	1	0.25%

Total Commercial Investor Real Estate Construction	8	0.14%	11	0.16%	13	0.18%	29	0.39%	12	0.13%

Total Investor Real Estate	30	0.14%	40	0.18%	59	0.25%	97	0.42%	24	0.10%

Residential First Mortgage	361	2.31%	345	2.23%	360	2.32%	359	2.29%	272	1.72%
Home Equity	241	1.57%	222	1.42%	148	0.94%	244	1.52%	214	1.33%
Direct	2	0.30%	2	0.22%	2	0.21%	3	0.38%	3	0.36%
Indirect	6	0.24%	4	0.16%	5	0.15%	6	0.16%	8	0.21%
Other Consumer	6	1.34%	4	1.07%	5	1.33%	4	1.25%	4	1.20%

Total Consumer	616	1.78%	577	1.65%	520	1.46%	616	1.70%	501	1.35%

Total 90+ Days Past Due Loans	688	0.76%	643	0.69%	613	0.64%	782	0.82%	554	0.57%

OO = Owner Occupied

IRE = Investor Real Estate

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

	Non-Accrual Loans (excludes loans held for sale)
	Risk View

	4Q2009		3Q2009		2Q2009		1Q2009		4Q2008
($ millions)	$	%	$	%	$	%	$	%	$	%
Commercial & Industrial	345	1.90%	303	1.64%	300	1.50%	187	0.99%	118	0.60%
Business Banking C&I	82	2.43%	78	2.23%	83	2.30%	73	1.95%	57	1.42%

Total Commercial & Industrial	427	1.98%	381	1.73%	383	1.62%	260	1.15%	175	0.74%
Commercial RE Mortgage - OO	395	7.32%	311	5.70%	257	4.60%	190	3.69%	131	2.74%
Business Banking CRE Mortgage - OO	165	2.49%	139	2.10%	115	1.71%	81	1.20%	66	0.95%

Total Commercial Real Estate Mortgage - OO	560	4.65%	450	3.72%	372	3.03%	271	2.27%	197	1.68%
Commercial RE Construction - OO	47	8.88%	46	7.01%	44	5.49%	29	2.81%	23	1.86%
Business Banking CRE Construction - OO	3	1.54%	1	0.46%	1	0.47%	2	0.54%	2	0.54%

Total Commercial Real Estate Construction - OO	50	6.69%	47	5.33%	45	4.29%	31	2.29%	25	1.61%
Total Commercial	1,037	3.02%	878	2.52%	800	2.16%	562	1.57%	397	1.07%

Commercial IRE Mortgage	1,126	8.60%	1,123	8.62%	759	5.82%	437	3.52%	261	2.43%
Business Banking IRE Mortgage	77	2.56%	61	1.95%	52	1.55%	38	1.06%	31	0.83%

Total Commercial Investor Real Estate Mortgage	1,203	7.47%	1,184	7.31%	811	4.94%	475	2.97%	292	2.01%
Commercial IRE Construction	1,061	19.37%	987	15.25%	864	12.41%	493	6.73%	269	3.12%
Business Banking IRE Construction	6	5.21%	5	3.16%	5	2.32%	5	1.65%	4	0.99%

Total Commercial Investor Real Estate Construction	1,067	19.07%	992	14.99%	869	12.13%	498	6.53%	273	3.02%

Total Investor Real Estate	2,270	10.46%	2,176	9.54%	1,680	7.12%	973	4.12%	565	2.40%

Residential First Mortgage	180	1.15%	162	1.05%	136	0.87%	102	0.65%	86	0.54%
Home Equity	1	0.00%	—	0.00%	2	0.01%	4	0.03%	4	0.02%
Direct	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Indirect	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Consumer	181	0.52%	162	0.46%	138	0.39%	106	0.29%	90	0.24%

Total Non-Accrual Loans	3,488	3.85%	3,216	3.47%	2,618	2.72%	1,641	1.71%	1,052	1.08%

OO = Owner Occupied

IRE = Investor Real Estate

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Residential Homebuilder Portfolio - $2.9 billion (as of 12/31/09) (1)

Portfolio Breakout by Category

($ in millions)

Geographic Breakout

[1]	Central consists of Alabama, Georgia, and South Carolina
[2]	Midsouth consists of North Carolina, Virginia, Tennessee, Indiana, Illinois, Missouri, Iowa and Kentucky
[3]	Southwest consists of Louisiana, Mississippi, Texas and Arkansas

Product Breakout

($ in millions - except for average note size)

	Lots		Residential Presold		Residential Spec		Land		National Homebuilder/Other		Total Portfolio
	$	%*	$	%*	$	%*	$	%*	$	%*	$	%*
Ending Outstandings	714		168		851		952		183		2,868
Current Quarter Charge-offs	37	19.3%	13	26.8%	25	11.2%	61	23.4%	13	25.9%	149	19.2%
90+ Past Due	12	1.7%	1	0.5%	3	0.4%	2	0.2%	—	0.0%	18	0.6%
Non-Accruing Loans	219	30.7%	96	57.3%	229	26.9%	295	30.9%	126	68.9%	965	33.7%
Average Note Size (in thousands):
Total Portfolio	241	—	307	—	278	—	725	—	1,536	—	356	—
Central	209	—	172	—	187	—	725	—	600	—	282	—
Florida	443	—	957	—	723	—	1,604	—	260	—	836	—

*	Percentage of related product outstandings; charge-offs shown as annualized and calculated on an average outstandings balance

•	Average note size of the homebuilder portfolio is $356 thousand

•	Non-accruing loans represent 33.7% of the total homebuilder portfolio with the highest concentrations in the Midsouth and Central (mainly Atlanta) regions

•

$2.9 billion residential homebuilder portfolio is a subset of the Investor Real Estate portfolio (p. 19) with the majority of the residential homebuilder portfolio found in land and single family sectors

(1)	Excludes loans held for sale

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Home Equity Lending Net Charge-off Analysis

		4Q09			3Q09			2Q09			1Q09			4Q08
($ in millions)		1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total
Florida	Net Charge-off %*	3.17%	7.47%	5.83%	2.19%	6.33%	4.77%	2.44%	7.89%	5.85%	3.07%	5.99%	4.91%	1.71%	4.37%	3.40%
	$ Losses	$17.4	$66.4	$83.8	$12.1	$57.4	$69.5	$13.2	$72.0	$85.2	$16.4	$54.6	$71.0	$8.9	$40.0	$48.9
	Balance	$2,169.7	$3,485.5	$5,655.2	$2,181.0	$3,570.4	$5,751.4	$2,171.3	$3,624.8	$5,796.1	$2,169.9	$3,677.5	$5,847.4	$2,121.6	$3,662.9	$5,784.5
	Original LTV	65.4%	76.1%	72.0%
All Other States	Net Charge-off %*	0.93%	1.39%	1.18%	0.56%	1.33%	0.98%	0.63%	1.50%	1.11%	0.52%	1.27%	0.93%	0.52%	1.00%	0.79%
	$ Losses	$10.4	$18.8	$29.2	$6.2	$18.3	$24.5	$7.2	$20.7	$27.9	$5.9	$17.7	$23.6	$6.0	$14.3	$20.3
	Balance	$4,394.8	$5,330.6	$9,725.4	$4,451.0	$5,428.0	$9,879.0	$4,508.6	$5,491.6	$10,000.2	$4,569.4	$5,606.6	$10,176.0	$4,624.0	$5,721.7	$10,345.7
	Original LTV	67.8%	79.8%	74.3%
Totals	Net Charge-off %*	1.67%	3.79%	2.89%	1.09%	3.32%	2.37%	1.22%	4.04%	2.85%	1.34%	3.14%	2.38%	0.89%	2.31%	1.72%
	$ Losses	$27.8	$85.2	$113.0	$18.3	$75.7	$94.0	$20.4	$92.7	$113.1	$22.3	$72.3	$94.6	$14.9	$54.3	$69.2
	Balance	$6,564.5	$8,816.1	$15,380.6	$6,632.0	$8,998.4	$15,630.4	$6,679.9	$9,116.4	$15,796.3	$6,739.3	$9,284.1	$16,023.4	$6,745.6	$9,384.6	$16,130.2
	Original LTV	67.0%	78.3%	73.4%

•	23% Florida second lien concentration driving results

•	Second lien, Florida net charge-offs represent 59% of 4Q09 net charge-offs but just 23% of outstanding balances.

•	Net charge-offs in Florida approximately 4.9 times non-Florida net charge-off rate

•	New origination quality solid with an average FICO of 768 and an average LTV of 61%; Property value declines driving losses

Notes:	* Recoveries are pro-rated based on charge-off balances.

* Net Charge-off percentages are calculated on average balances.

* Balances shown on an ending basis. Net loss rates calculated using average balances

* Original LTVs shown for current period only; prior period LTVs not materially different

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Gross and Net NPA Migration Declining

($ in millions)	4Q 2008	1Q 2009	2Q 2009	3Q 2009	4Q 2009
Beginning Non-Performing Assets¹	$1,642	$1,295	$1,935	$3,057	$3,719
Additions	$1,004	$1,116	$1,758	$1,667	$1,404
Payments	(82)	(55)	(116)	(90)	(88)
Returned to Accruing Status	(44)	(34)	(10)	(42)	(44)
Charge-Offs / OREO Write-Downs	(243)	(215)	(296)	(440)	(451)
Net Additions	$635	$812	$1,336	$1,095	$821
Dispositions	(276)	(81)	(80)	(232)	(312)
Moved to Held for Sale	(706)	(91)	(134)	(201)	(133)
Ending Non-Performing Assets¹	$1,295	$1,935	$3,057	$3,719	$4,095
Change Versus Previous Quarter	$(347)	$640	$1,122	$662	$376

[1]	Excludes Loans Held for Sale

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Additional Financial and Operational Data

	12/31/09	9/30/09	6/30/09	3/31/09	12/31/08
Associate headcount	28,509	28,995	29,838	30,613	30,784
Total branch outlets	1,895	1,895	1,899	1,904	1,900
ATMs	2,304	2,313	2,321	2,322	2,336
Morgan Keegan offices	324	339	324	328	332

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Reconciliation to GAAP Financial Measures

The table below presents computations of earnings and certain other financial measures excluding goodwill impairment charges (non-GAAP). Goodwill impairment charges are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes the exclusion of goodwill impairment charges in expressing earnings and certain other financial measures, including “earnings per common share, excluding goodwill impairment charges” and “return on average tangible common equity, excluding goodwill impairment charges”, provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business, because management does not consider goodwill impairment charges to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes: preparation of Regions’ operating budgets; calculation of performance-based annual incentive bonuses for certain executives; calculation of performance-based multi-year incentive bonuses for certain executives; monthly financial performance reporting, including segment reporting; monthly close-out “flash” reporting of consolidated results (management only); and presentations to investors of company performance. Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes goodwill impairment charges does not represent the amount that effectively accrues directly to stockholders (i.e., goodwill impairment charges are a reduction to earnings and stockholders’ equity).

		As of and for Quarter Ended
($ amounts in millions, except per share data)		12/31/09	09/30/09	06/30/09	03/31/09	12/31/08
INCOME
Net income (loss) (GAAP)		$(543)	$(377)	$(188)	$77	$(6,218)
Preferred dividends (GAAP)		(63)	(60)	(56)	(51)	(26)

Net income (loss) available to common shareholders (GAAP)	A	$(606)	$(437)	$(244)	$26	$(6,244)

Goodwill impairment		—	—	—	—	6,000
Net income (loss) available to common shareholders, excluding goodwill impairment charges (non-GAAP)	B	$(606)	$(437)	$(244)	$26	$(244)

Weighted-average diluted shares	C	1,191	1,189	876	694	693

Earnings (loss) per common share - diluted (GAAP)	A/C	$(0.51)	$(0.37)	$(0.28)	$0.04	$(9.01)

Earnings (loss) per common share, excluding goodwill impairment charges- diluted (non-GAAP)	B/C	$(0.51)	$(0.37)	$(0.28)	$0.04	$(0.35)

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Reconciliation to GAAP Financial Measures (Continued)

The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the Supervisory Capital Assessment Program (“SCAP”), these regulators began supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended
($ amounts in millions)		12/31/09	09/30/09	06/30/09	03/31/09	12/31/08
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Average stockholders’ equity (GAAP)		$18,248	$18,612	$17,494	$16,710	$20,410
Less: Average intangible assets (GAAP)		6,077	6,108	6,138	6,168	11,086
Average preferred equity (GAAP)		3,606	3,606	3,421	3,311	1,690

Average tangible common stockholders’ equity (non-GAAP)	D	$8,565	$8,898	$7,935	$7,231	$7,634
Return on average tangible common stockholders’ equity (1)	A/D	-28.03%	-19.48%	-12.34%	1.43%	NM

Return on average tangible common stockholders’ equity, ex. goodwill impairment charges (non-GAAP) (1)	B/D	-28.03%	-19.48%	-12.34%	1.43%	-12.72%

TANGIBLE COMMON RATIOS
Stockholders’ equity (GAAP)		$17,881	$18,492	$18,737	$16,817	$16,813
Less: Intangible assets (GAAP)		6,060	6,093	6,124	6,154	6,186
Preferred equity (GAAP)		3,602	3,612	3,603	3,316	3,307

Tangible common stockholders’ equity (non-GAAP)	E	$8,219	$8,787	$9,010	$7,347	$7,320
Total assets (GAAP)		$142,318	$139,986	$142,811	$141,980	$146,248
Less: Intangible assets (GAAP)		6,060	6,093	6,124	6,154	6,186

Tangible assets (non-GAAP)	F	$136,258	$133,893	$136,687	$135,826	$140,062
Actual shares outstanding—end of quarter	G	1,193	1,188	1,188	695	691
Tangible common stockholders’ equity to tangible assets (non-GAAP)	E/F	6.03%	6.56%	6.59%	5.41%	5.23%
Tangible common book value per share (non-GAAP)	E/G	$6.89	$7.40	$7.58	$10.57	$10.59
TIER 1 COMMON RISK-BASED RATIO (2)
Stockholders’ equity (GAAP)		$17,881	$18,492	$18,737	$16,817	$16,813
Accumulated other comprehensive income (loss)		(130)	(143)	36	(11)	8
Non-qualifying goodwill and intangibles		(5,794)	(5,821)	(5,845)	(5,865)	(5,864)
Other non-qualifying assets		(876)	(506)	(423)	(267)	(16)
Qualifying non-controlling interests		91	91	91	91	91
Qualifying trust preferred securities		846	846	846	1,036	1,036

Tier 1 capital (regulatory)		$12,018	$12,959	$13,442	$11,801	$12,068
Qualifying non-controlling interests		(91)	(91)	(91)	(91)	(91)
Qualifying trust preferred securities		(846)	(846)	(846)	(1,036)	(1,036)
Preferred stock		(3,602)	(3,612)	(3,603)	(3,316)	(3,307)

Tier 1 common equity (non-GAAP)	H	$7,479	$8,410	$8,902	$7,358	$7,634
Risk-weighted assets (regulatory)	I	103,842	106,673	110,558	113,312	116,251
Tier 1 common risk-based ratio (non-GAAP)	H/I	7.2%	7.9%	8.1%	6.5%	6.6%

(1)	Income statement amounts have been annualized in calculation
(2)	Current quarter amounts and the resulting ratios are estimated

FINANCIAL SUPPLEMENT TO

FOURTH QUARTER 2009 EARNINGS RELEASE

Forward-Looking Statements

This supplement may include forward-looking statements, which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•

In October 2008, Congress enacted, and the President signed into law, the Emergency Economic Stabilization Act of 2008, and in February, 2009 the American Recovery and Reinvestment Act of 2009 was signed into law. Additionally, the Department of the U.S. Treasury and federal banking regulators are implementing a number of programs to address capital and liquidity issues in the banking system, and may announce additional programs in the future, all of which may have significant effects on Regions and the financial services industry, the exact nature and extent of which cannot be determined at this time.

•	The impact of compensation and other restrictions imposed under the Troubled Asset Relief Program (“TARP”) until Regions is able to repay the outstanding preferred stock issued under the TARP.

•	Possible additional loan losses, impairment of goodwill and other intangibles and valuation allowances on deferred tax assets and the impact on earnings and capital.

•	Possible changes in interest rates may affect funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

•	Possible changes in the creditworthiness of customers and the possible impairment of collectability of loans.

•

Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to achieve the earnings expectations related to businesses that have been acquired or that may be acquired in the future.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as droughts and hurricanes.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, please look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2008 and Forms 10-Q for the quarter ended March 31, 2009 (as amended), June 30, 2009 and September 30, 2009 as on file with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Tim Deighton at (205) 264-4551